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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                               ------------------
                                October 15, 2002



                              AMEN Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                    00-22847
                            ------------------------
                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                             303 W. Wall, Suite 1700
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)

                                 (915) 684-3821
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                               Crosswalk.com, Inc.
                       4100 Lafayette Center Dr. Suite 110
                               Chantilly, VA 20151
              ----------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)



                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 19, 2002, Crosswalk.com, Inc. (the "Company"), entered into an Asset Purchase Agreement with Salem Communications Corporation (the "Buyer"), pursuant to which the Buyer agreed to purchase substantially all of the assets, used, required, useful or otherwise relating to the ownership, development and operations of the crosswalk.com website (the "asset sale"). The crosswalk.com interactive website provides information and resources that the Company believes generally appeals to the English speaking Christian and family-friendly community. The Biblically based content focuses on topical and lifestyle areas such as entertainment, money, news, homeschooling, family living, and spiritual life. In addition, online applications such as cross-referenced Bible study databases, the largest Christian online directory, chat and forums, and over thirty topical and community related email newsletters are available to visitors of crosswalk.com.

There are no material relationships between Salem Communications Corporation and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer of Crosswalk.com, Inc.

On October 4, 2002, the asset sale was completed as the Company received approximately $4.1 million in cash and the Buyer acquired the crosswalk.com website and related assets. This consideration is subject to post closing adjustments, which are not expected to be material. Certain assets and liabilities unrelated to the crosswalk.com website, primarily involving leases and the card deck business were retained by the Company.


ITEM 5.  OTHER

On October 11, 2002, Crosswalk.com issued a press release announcing that the Company completed the sale of its crosswalk.com website, representing substantially all of its assets, to Salem Communications Corporation, and that it is in the process of implementing the shareholder approved business plan to utilize the majority of the proceeds of the asset sale to among other things, acquire cash generating assets. As part of this new business model the Company has changed its name to AMEN Properties, Inc.

The Company also announced that it received notification of delisting from Nasdaq due to the Company's noncompliance with the minimum $1.00 bid price per share requirement set forth in Marketplace Rule 4310(c)(4). Thus the Company's common stock will be delisted from The Nasdaq SmallCap Market effective with the opening of business on October 17, 2002. However, the Company filed an appeal on October 15, 2002, requesting an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Under Nasdaq Marketplace Rules, the hearing request will stay the delisting of the Company's common stock pending the Panel's decision.

The complete text of the press release is provided herein as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.  Financial Statements of Business Acquired.
             Not applicable

         b.  Pro Forma Financial information.
             The following unaudited pro forma condensed consolidated financial statements are file with this report:

             o  Pro Forma Consolidated Balance Sheet at June 30, 2002
             o Pro Forma Consolidated Statements of Operations for Year Ended December 31, 2001
             o Pro Forma Consolidated Statements of Operations for Six Months Ended June 30, 2002

The Pro Forma Consolidated Balance Sheet of the Company as of June 30, 2002 reflects the financial position of the Company assuming the asset sale had occurred on June 30, 2002. All material adjustments required to reflect the asset sale are set forth in the column labeled "Asset Sale Proforma Adjustments." The data contained in the column labeled "June 2002 Actual" is derived from the Company's unaudited consolidated balance sheet as of June 30, 2002. The pro forma data is for informational purposes only and may not necessarily reflect the Company's financial position or what the financial position would have been had the asset sale occurred on June 30, 2002.

The unaudited Pro Forma Consolidated Statements of Operations were prepared to illustrate the estimated effects of the discontinuance of the business associated with the asset sale as of January 1, 2001. Pursuant to SFAS No. 144, the Company has removed the business attributable to the asset being sold from continuing operations in the periodic statement of operations for the six months ended June 30, 2002. The net loss attributable to the business of the asset being sold is reflected in discontinued operations in the income statement for the six months ended June 30, 2002. The unaudited Pro Forma Consolidated Statements of Operations exclude the effects of transactions that are not reasonably expected to reoccur subsequent to the asset sale. The unaudited pro forma consolidated statements of operations and related notes are provided for informational purposes only and do not purport to be indicative of the results of operations that would have been reported had the events assumed, occurred on the dates indicated, or purport to be indicative of results of operations that may be achieved in the future.

The unaudited Pro Forma Consolidated Balance Sheet and the unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, including the notes thereto, appearing in the Company's Annual Form 10-K for the year ended December 31, 2001 and "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements of the Company, including the notes thereto, appearing on interim report Form 10-QSB for the quarter ended June 30, 2002.

CROSSWALK.COM, INC. PRO FORMA CONSOLIDATED BALANCE SHEET AT JUNE 30, 2002

                                                                                   Asset Sale
                                                                 June 2002          Proforma
ASSETS                                                             Actual          Adjustments            Proforma
                                                                ------------------------------          ------------
                                                                 (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                    $    392,878      $  4,100,000 (A)      $  4,492,878
   Short-term investments                                            306,246                --               306,246
   Accounts receivable                                               420,918                --               420,918
   Deferred costs                                                    203,800          (172,220)(B)            31,580
   Note receivable from officer                                       16,183                --                16,183
   Assets held for sale                                            2,433,350        (2,433,350)(C)                --
                                                                ------------      ------------          ------------
        Total current assets                                       3,773,375         1,494,430             5,267,805

LONG TERM INVESTMENTS                                                 52,822                --                52,822

PROPERTY AND EQUIPMENT, net                                          287,412          (277,000)(D)            10,412

OTHER ASSETS:

   Deposits                                                           60,887           (60,000)(D)               887
   Deferred costs                                                        609                --                   609
   Goodwill, net                                                     750,339                --               750,399
        Total other assets                                           811,895           (60,000)              751,895
                                                                ------------      ------------          ------------
TOTAL ASSETS                                                    $  4,925,504      $  1,157,430          $  6,082,934
                                                                ============      ============          ============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                             $    317,232           (56,205)(D)      $    261,027
   Accrued expenses                                                  601,211         1,250,000 (D)         1,851,211
   Deferred revenue                                                  115,083          (115,083)(B)                --
                                                                ------------      ------------          ------------
        Total current liabilities                                  1,033,526         1,078,712             2,112,238

OTHER LIABILITIES:
   Accounts payable                                                  131,211                --               131,211
   Other liabilities                                                  19,439                --                19,439

STOCKHOLDERS' EQUITY
   Preferred stock                                                       160                --                   160
   Common stock                                                       79,682                --                79,682
   Common stock warrants                                             127,660                --               127,660
   Additional paid-in capital                                     42,056,199                --            42,056,199
   Accumulated deficit                                           (38,519,456)           78,718 (E)       (38,440,738)
   Accumulated other comprehensive loss:
       Net unrealized loss on available-for-sale securities           (2,917)               --                (2,917)
                                                                ------------      ------------          ------------
        Total stockholders' equity                                 3,741,328            78,718             3,820,046
                                                                ------------      ------------          ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  4,925,504      $  1,157,430          $  6,082,934
                                                                ============      ============          ============

Notes to Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

The unaudited Pro Forma Consolidated Balance Sheet gives effect to the asset sale, as if it had occurred as of June 30, 2002.

The following adjustments are reflected in the unaudited Pro Forma Consolidated Balance Sheet:

      (A)  To record the asset sale price of approximately $4.1 million in cash.

      (B) To record reversal of deferred revenue and cost associated with contracts, which are part of the asset sale.

      (C) To record elimination of carrying value of goodwill, intangible assets, and property plant and equipment included in the asset sale and classified as Assets held for sale pursuant to Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

      (D) To record further reduction in property, plant and equipment included in asset sale, forfeiture of deposits related to rental agreement and reduction in payables associated with asset sale, and the accrual for estimated costs related to the asset sale, which include, but are not limited to, $50,000 of license fees, $770,000 of commitments related to rent, hosting and lease agreements, $253,000 of employee severance costs, and $160,000 of legal and advisory fees.

      (E)  To record the estimated pro forma gain on the asset sale.

     Crosswalk.com, Inc. Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2001 and the Six Months Ended June 30, 2002

                                     Historical                         Proforma      Historical                         Proforma
                                     Year Ended                        Year Ended     Six Months                        Six Months
                                    December 31,     Proforma         December 31,       Ended        Proforma            Ended
                                        2001        Adjustment            2001       June 30, 2002   Adjustment       June 30, 2002
                                    -----------------------------------------------------------------------------------------------
TOTAL  REVENUES                     $  4,506,291   $ (3,302,484)(a)   $  1,203,807   $    484,615   $         --       $    484,615
                                    ------------   ------------       ------------   ------------   ------------       ------------
OPERATING EXPENSES:
   Cost of goods and services          1,737,095       (783,078)(a)        954,017        374,340             --            374,340

   Crosswalk operations                2,774,780     (2,774,780)(a)             --        112,034       (112,034)(a)             --
   Sales and marketing                 1,525,243     (1,331,013)(a)        194,230         70,430             --             70,430

   Amortization of Goodwill
      and Intangibles                  1,682,235     (1,485,557)(b)        196,678             --             --                 --

   General and administrative          1,654,513     (1,185,471)(a)        469,042        351,777        (60,157)(a)        291,620
                                    ------------   ------------       ------------   ------------   ------------       ------------
        Total operating expenses       9,373,866     (7,559,899)         1,813,967        908,581       (172,191)           736,390
                                    ------------   ------------       ------------   ------------   ------------       ------------

INCOME (LOSS) FROM CONTINUING
OPERATIONS                            (4,867,575)     4,257,413           (610,162)      (423,966)       172,191           (251,775)

OTHER INCOME NET                          83,061             --             83,061         18,183             --             18,183
                                    ------------   ------------       ------------   ------------   ------------       ------------

INCOME (LOSS FROM CONTINUING
OPERATIONS)                         $ (4,784,514)  $  4,257,413       $   (527,101)  $   (405,783)  $    172,191       $   (233,592)

Loss from discontinued operations             --             --                 --       (504,187)       504,187 (a)             --
                                    ------------   ------------       ------------   ------------   ------------       ------------
Gain (loss) before cumulative
effect of a change in accounting
policy                              $ (4,784,514)  $  4,257,413       $   (527,101)  $   (909,970)  $    676,378       $   (233,592)
                                    ------------   ------------       ------------   ------------   ------------       ------------

Recognition of impairment loss as
a result of transitional goodwill
impairment test                               --             --                 --       (750,000)            --           (750,000)
                                    ------------   ------------       ------------   ------------   ------------       ------------
NET INCOME (LOSS)                   $ (4,784,514)  $  4,257,413       $   (527,101)  $ (1,659,970)  $    676,378       $   (983,592)
                                    ===========================       ==========================================       ============

Amounts per common share:
Loss from continuing operations     $      (0.60)                     $      (0.07)  $      (0.05)                     $      (0.03)

Loss from discontinued operations             --                                --          (0.06)                               --
                                    ------------                      ------------   ------------                      ------------
Loss before cumulative effect of a
change in accounting principle      $      (0.60)                     $      (0.07)  $      (0.11)                     $      (0.03)

Recognition of impairment loss as
a result of transitional goodwill
impairment test                               --                                --          (0.10)                            (0.10)
                                    ------------                      ------------   ------------                      ------------
Net loss per common share
(basic and diluted)                 $      (0.60)                     $      (0.07)  $      (0.21)                     $      (0.13)
                                    ============                      ===========================                      ============
Weighted average number of common
shares outstanding                     7,947,555                         7,947,555      7,967,470                         7,967,470
                                    ============                      ===========================                      ============

                   Notes to Adjustments to Unaudited Pro Forma
                      Consolidated Statements of Operations

The following footnotes set forth the contributing factors to the proforma

     (a) To reflect the elimination of revenues and associated costs and expenses generated from substantially all of Crosswalk's Internet assets and intellectual property and other technology assets sold to Buyer.

     (b) To record the elimination of expenses incurred during the respective period for goodwill and intangible assets sold to Buyer.

     (c)  Exhibits

          2.1 Purchase Agreement dated as of August 19, 2002 by and between Crosswalk.com, Inc. and Salem Communications Corporation, is incorporated by reference to Annex A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on August 27, 2002.

          2.2 Closing Date Extension Agreement dated September 20, 2002 between Crosswalk.com, Inc. and Salem Communications Corporation.

          99.1 Press release of Crosswalk.com dated October 11, 2002, titled "Crosswalk.com Announces Completion of Asset Sale and Forthcoming Name Change. Company also Receives Nasdaq Delisting Notice"

EXHIBIT INDEX
-------------

EXHIBIT NO.          DOCUMENT DESCRIPTION
-----------          --------------------

   2.2 Closing Date Extension Agreement dated September 20, 2002 between Crosswalk.com, Inc. and Salem Communications Corporation.

   99.1 Press release of Crosswalk.com dated October 11, 2002, titled "Crosswalk.com Announces Completion of Asset Sale and Forthcoming Name Change. Company also Receives Nasdaq Delisting Notice"

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Crosswalk.com, Inc.

Date: October 15, 2002                 By:  /s/ Eric Oliver
                                            --------------------------
                                            Eric Oliver
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer